UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2012

ORBITZ WORLDWIDE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-33599	20-5337455
(Commission File Number)	(I.R.S. Employer Identification No.)
500 W. Madison Street, Suite 1000, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

(312) 894-5000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On November 7, 2012, Orbitz Worldwide, Inc. (the “Company”) issued a press release announcing the appointment of Mitchell L. Marcus as the Company's Chief Financial Officer, effective November 12, 2012. Mr. Marcus succeeds David Belmont, who served as Interim Chief Financial Officer from June 2, 2012 until Mr. Marcus's start date.

Prior to joining the Company, Mr. Marcus, age 49, served as Senior Vice President, Treasurer from October 2011 to July 2012 and Senior Vice President, Corporate Development from March 2009 to October 2011 at The Hillshire Brands Company (formerly Sara Lee Corporation). From 2005 to 2009, Mr. Marcus was a Managing Director at Merrill Lynch.

In connection with Mr. Marcus's appointment, the Company and Mr. Marcus entered into an offer letter effective November 7, 2012 (the “Letter Agreement”) that sets forth the terms and conditions of his employment. Under the Letter Agreement, Mr. Marcus will receive an annual base salary of $360,000 and a sign-on bonus of up to $37,000. In the event Mr. Marcus voluntarily resigns employment or is terminated for cause within one year of his start date, he must repay the full amount of the sign-on bonus. Mr. Marcus received a new-hire equity grant of 475,000 restricted stock units under the Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan, as amended and restated. These restricted stock units will vest in four equal installments on each of the first, second, third and fourth anniversary of the date he commences employment. The Compensation Committee of the Company's Board of Directors does not anticipate making any further equity grants to Mr. Marcus until 2014. Mr. Marcus will be eligible for an annual bonus that has a target payment of 75% of his eligible earnings, subject to the terms and conditions of the Company's bonus plan and further subject to the satisfaction of any performance goals, criteria or targets as may be established by the Compensation Committee.

If Mr. Marcus's employment is terminated without cause, he will be eligible to receive (1) a lump sum cash payment equal to his annual base salary, (2) a lump sum cash payment equal to a prorated portion of his target bonus multiplied by a performance factor and (3) a COBRA subsidy for the first twelve months after termination. If Mr. Marcus's employment is terminated without cause within one year following a change in control, he will be eligible to receive (1) and (3) above, as well as (a) a lump sum cash payment equal to his annual target bonus, (b) a lump sum cash payment equal to a prorated portion of his annual target bonus and (c) full acceleration for restricted stock units, options and performance-based restricted stock units.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.

Dated:	November 13, 2012	By:	/s/ James F. Rogers
			Name:	James F. Rogers
			Title:	Senior Vice President, Secretary and General Counsel